Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT
This First Amendment to Lease Agreement (this “First Amendment”) is made and entered into by and between LIFE SCIENCE PLAZA INVESTMENT GROUP, LP, a Delaware limited partnership (“Landlord”), as successor-in-interest to Sheridan Hills Developments L.P. (“Original Landlord”), and BELLICUM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), effective on and as of the date on which the Landlord executes this First Amendment as set forth on the signature page hereto (the “Effective Date”).
W I T N E S S E T H
WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement originally entered into by and between Original Landlord and Tenant, dated as of May 6, 2015 (the “Lease”), pursuant to which Tenant currently leases certain premises containing approximately 26,817 square feet of Net Rentable Area (the “Original Leased Premises”), which consists of 25,304 square feet of Net Rentable Area of Manufacturing Space designated as Suite 500, 705 square feet of Net Rentable Area of Interior Mechanical Space on the fourth (4th) floor, and 808 square feet of Net Rentable Area of Exterior Mechanical Space on the fifth (5th) floor, all in the building commonly known as Life Science Plaza, located at 2130 West Holcombe Boulevard, Houston, Texas (the “Building”), all as more particularly described in the Lease;
WHEREAS, Landlord has succeeded to all of the rights, interests and obligations of Original Landlord under the Lease; and
WHEREAS, Landlord and Tenant now desire to expand the Original Leased Premises and further amend the Lease as more particularly described hereinbelow.
NOW, THEREFORE, for and in consideration of the premises contained herein, and other good and valuable consideration paid by each of Landlord and Tenant to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby ratified and amended as follows:
1.Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.
2.    Expansion Space. Effective on and as of July 11, 2016 (the “Expansion Date”), the Original Leased Premises shall be expanded to include (i) that certain 3,075 square feet of Net Rentable Area in the penthouse of the Building (the “Expansion Manufacturing Space”), and (ii) that certain 253 square feet of Net Rentable Area of interior mechanical space on the first (1st) floor of the Building (the “Expansion Interior Mechanical Space”), as more particularly set forth on Exhibit A attached hereto and incorporated herein for all purposes (the Expansion Manufacturing Space and the Expansion Interior Mechanical Space, collectively, the “Expansion Space”), for a term that is co-terminous with the existing Term of the Lease (e.g., August 31, 2020). Landlord and Tenant acknowledge and agree that there is certain Building equipment currently located in the Expansion Manufacturing Space that will need to be relocated in order for the Tenant Improvements to be constructed. Tenant shall, at Tenant’s sole cost and expense, relocate such existing Building equipment from the Expansion Manufacturing Space to a location reasonably designated by Landlord

(the “Relocation Work”). Tenant shall use commercially reasonable efforts to diligently complete the Relocation Work promptly following the Effective Date.
3.    Confirmation of Leased Premises. Effective as of the Expansion Date, Landlord and Tenant hereby stipulate and agree that the term “Leased Premises” shall consist of 30,145 square feet of Net Rentable Area in the Building, and shall consist of both the Original Leased Premises and the Expansion Space.
4.    Condition of the Expansion Space. Tenant hereby agrees to accept the Expansion Space from Landlord in its existing “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Expansion Space at any time during the Term of the Lease. Tenant shall, at Tenant’s sole cost and expense, construct the Tenant Improvements (defined in Exhibit B) in accordance with Exhibit B attached hereto and complete the Relocation Work (defined above).
5.    Term. Section 2.A of the Lease is hereby deleted in its entirety and the following substituted in lieu thereof:
“A. The term of this Lease Agreement (the “Term”) shall commence on September 1, 2015 (the “Commencement Date”) and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on August 31, 2026 (the “Expiration Date”).”
6.    Leasehold Improvements in the Original Leased Premises. Exhibit G attached to the Lease is hereby deleted in its entirety and replaced with the modified Exhibit G attached hereto. Landlord and Tenant acknowledge and agree that Landlord was originally obligated to construct the Original Leasehold Improvements (as defined in Exhibit G), however Tenant now desires to manage and oversee the construction of the Original Leasehold Improvements (construction of which has not yet commenced) in accordance with the terms and provisions of Exhibit G attached hereto.
7.    Base Rent for the Original Leased Premises. Tenant shall pay Base Rent for the Original Leased Premises in accordance with the existing terms and provisions of the Lease, provided that Base Rent for the Original Leased Premises for months 61 through 132 of the Term shall be payable as follows:
(a)    The Manufacturing Space Base Rent for months 61 – 132 shall be:

Months following the Commencement Date	Annual Rate/SF	Annual Base Rent	Monthly Installments
61 - 72	$36.50	$923,596.00	$79,966.33
73 - 84	$37.80	$956,491.20	$79,707.60
85 - 96	$39.10	$989,386.40	$82,448.87
97 - 108	$40.50	$1,024,812.00	$85,401.00
109 - 120	$41.90	$1,060,237.60	$88,353.13
121 - 132	$43.35	$1,096,888.00	$91,407.33

(b)    The Interior Mechanical Space Base Rent for months 61 through 132 shall be:

Months following the Commencement Date	Annual Rate/SF	Annual Base Rent	Monthly Installments
61 - 72	$26.50	$18,682.50	$1,556.88
73 - 84	$27.80	$19,599.00	$1,633.25
85 - 96	$29.10	$20,515.50	$1,709.63
97 – 108	$30.50	$21,502.50	$1,791.88
109 - 120	$31.90	$22,489.50	$1,874.13
121 - 132	$33.35	$23,512.00	$1,959.33

(c)    The Exterior Mechanical Space Base Rent for months 61 through 132 shall be:

Months following the Commencement Date	Annual Rate/SF	Annual Base Rent	Monthly Installments
61 - 120	$8.00	$6,464.50	$538.67
121 - 132	$9.00	$7,272.00	$606.00

8.    Base Rent for the Expansion Space. Tenant shall continue to pay Base Rent for the Original Leased Premises in accordance with the existing terms and provisions of the Lease applicable thereto; as amended herein; provided, however, commencing on the Expansion Date (as defined above) and continuing throughout the Term of the Lease, in addition to the Base Rent payable for the Original Leased Premises, Tenant shall also pay Base Rent for the Expansion Space as follows:

Period	Annual Rate/SF	Annual Base Rent	Monthly Installments
Expansion Date – August 31, 2016	$20.75	$69,056.00	$5,754.67
September 1, 2016 – August 31, 2017	$21.80	$72,550.00	$6,045.83
September 1, 2017 – August 31, 2018	$22.95	$76,378.00	$6,364.83
September 1, 2018 – August 31, 2019	$24.10	$80,205.00	$6,683.75
September 1, 2019 – August 31, 2020	$25.30	$84,198.00	$7,016.50
September 1, 2020 – August 31, 2021	$26.50	$88,192.00	$7,349.33
September 1, 2021 – August 31, 2022	$27.80	$92,518.00	$7,709.83
September 1, 2022 – August 31, 2023	$29.10	$96,845.00	$8,070.42
September 1, 2023 – August 31, 2024	$30.50	$101,504.00	$8,458.67
September 1, 2024 – August 31, 2025	$31.90	$106,163.00	$8,846.92
September 1, 2025 – August 31, 2026	$33.35	$110,989.00	$9,249.08

9.    Renewal Option. Section 50 of the Lease is deleted in its entirety and the following substituted in lieu thereof:
“SEC. 50 RENEWAL OPTION. Tenant shall have, and is hereby granted the option (the “Renewal Option”) to extend the term of this Lease Agreement for one (1) additional period of five (5) years (the “Extended Term”) upon and subject to the following terms, conditions and provisions:
(a)    The Renewal Option may only be exercised by Tenant giving irrevocable written notice (the “Renewal Option Notice”) thereof to Landlord no later than twelve (12) months and one (1) day prior to the expiration of the Term. If Tenant fails to give Landlord the Renewal Option Notice within such specified time period, Tenant shall be deemed to have elected not to exercise, and to have waived, the Renewal Option, which shall be of no further force or effect. It is expressly agreed that Tenant shall not have the option to extend the Term of this Lease Agreement beyond the Extended Term. If Tenant exercises the Renewal Option, such Extended Term shall commence immediately upon the expiration of the Term (the “Extended Term Commencement Date”). Notwithstanding any provision herein to the contrary, Tenant shall not have the right to extend the Term of this Lease Agreement pursuant to this Section 50 and such right shall automatically terminate and be of no further force and effect if, at the time Tenant exercises such Renewal Option or on the Extended Term Commencement Date, an Event of Default then exists under this Lease Agreement. Tenant shall not have the right to assign the Renewal Options to any sublessee or assignee of the Leased Premises other than a Permitted Transferee, nor may any such sublessee or assignee (other than a Permitted Transferee) exercise the Renewal Option unless in connection with an assignment of Tenant’s entire interest in this Lease Agreement.
(b)    If Tenant exercises the Renewal Option (in accordance with and subject to the provisions of this Section 50), the Extended Term shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease Agreement except for any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extended Term (including, without limitation, the right to renew the Term of this Lease Agreement beyond the Extended Term) and except that (i) the Leased Premises and all leasehold improvements relating thereto will be provided in the condition they exist (i.e., “AS IS” and “WITH ALL FAULTS”) on the Extended Term Commencement Date, and this Lease Agreement shall be deemed to have automatically amended as of the Extended Term Commencement Date in accordance with this Section 50, (ii) Tenant and Landlord shall promptly (but in no event longer than fifteen (15) days after Landlord’s submissions of the amendment to Tenant) execute and deliver an appropriate amendment of this Lease Agreement to evidence such terms as will apply following commencement of the Extended Term, and (iii) the annual Base Rent during the Extended Term shall be as follows:
(i)    The Manufacturing Space Base Rent for the Extended Term shall be:

Months following the commencement of the Extended Term	Annual Rate/SF	Annual Base Rent	Monthly Installments
1 - 12	$44.65	$1,129,794.00	$94,149.50
13 - 24	$45.99	$1,163,688.00	$96,974.00
25 - 36	$47.37	$1,198,599.00	$99,883.25
37 - 48	$48.79	$1,234,557.00	$102,879.75
49 - 60	$50.25	$1,217,594.00	$105,966.17

(ii)    The Interior Mechanical Space Base Rent for the Extended Term shall be:

Months following the commencement of the Extended Term	Annual Rate/SF	Annual Base Rent	Monthly Installments
1 - 12	$34.65	$24,427.00	$2,035.58
13 - 24	$35.99	$25,372.00	$2,114.33
25 - 36	$37.37	$26,344.00	$2,195.33
37 - 48	$38.79	$27,346.00	$2,278.83
49 - 60	$40.25	$28,378.00	$2,364.83

(iii)    The Expansion Space Base Rent for the Extended Term shall be:

Months following the commencement of the Extended Term	Annual Rate/SF	Annual Base Rent	Monthly Installments
1 - 12	$34.65	$115,311.00	$9,609.25
13 - 24	$35.99	$119,769.00	$9,983.00
25 - 36	$37.37	$124,361.00	$10,363.42
37 - 48	$38.79	$129,090.00	$10,757.50
49 - 60	$40.25	$133,961.00	$11,163.42

(iv)    The Exterior Mechanical Space Base Rent for the Extended Term shall be:

Months following the commencement of the Extended Term	Annual Rate/SF	Annual Base Rent	Monthly Installments
1 - 60	$9.00	$7,272.00	$606.00

10.    Net Rentable Area in Building. Due to certain modifications in the Building and as contemplated by Section 6.A of the Lease, and notwithstanding anything to the contrary in the Lease, as of the Expansion Date, the Building shall contain 341,181 square feet of Net Rentable Area for all purposes under the Lease.

11.    Additional Rent. Tenant shall continue to pay all items of Additional Rent for the Original Leased Premises in accordance with the terms and provisions of the Lease applicable thereto. Commencing from and after the Expansion Date, Tenant shall also pay Additional Rent for the Expansion Space, including, without limitation, Tenant’s pro rata share of Operating Expenses, and, notwithstanding anything to the contrary in the Lease, “Tenant’s pro rata share” for the Leased Premises shall be 8.5987% (equal to 29,337 square feet of Net Rentable Area in the Leased Premises (excluding the 808 sf Exterior Mechanical Space)/341,181 square feet of Net Rentable Area in the Building) for all purposes under the Lease.
12.    Services and Utilities to Manufacturing Space and Expansion Space.
(a)    Landlord and Tenant agree and acknowledge that Landlord is currently providing all of the Required Services (defined in Section 7 of the Lease) for the Original Leased Premises in accordance with the terms and provisions of the Lease, and Landlord shall continue to provide the Required Services throughout the Term of the Lease in accordance with the terms of the Lease. Currently, Landlord does not, and is not obligated to, provide any of the Required Services to the Expansion Space; provided, however, that Landlord will provide the Required Services to the Expansion Space upon Tenant designing, installing, connecting, and upgrading (if necessary) a system which ties the Expansion Space to the Building systems (at Tenant’s sole cost). Additionally, Tenant intends to engage in manufacturing operations in the Expansion Space, and such manufacturing operations require supplemental electrical and chilled water service significantly in excess of that currently provided (or required to be provided) by Landlord. Landlord has agreed to permit Tenant to perform the necessary upgrades, all at Tenant’s sole cost and expense, in accordance with the terms of this Section 12, and Tenant shall have the right to:
(i)    connect and expand the existing main switchboard in the fourth (4th) floor main electrical room to add additional sections to the existing main switchboard (the “Main Switchboard Additions”) as may be necessary to enable up to 2000 amps of electrical service for Tenant’s use and operations in the Manufacturing Space, and to install electrical submeters, wiring, risers, transformers and electrical panels determined by Tenant as necessary or desirable to enable such connection of the electrical facilities in the Manufacturing Space to said existing branch bus riser, the specific locations of which shall be subject to Landlord’s reasonable approval; and if any changes to the existing Centerpoint transformer are required as a result of Tenant’s installation of the Main Switchboard Additions and delivery of the electrical service required by Tenant, then Tenant shall also be solely responsible for all costs related thereto; and
(ii)    connect the electrical facilities for the Expansion Space to the existing branch bus riser located on the tenth (10th) and/or eleventh (11th) floors of the Building and to install electrical submeters, wiring, risers, transformers and electrical panels determined by Tenant as necessary or desirable to enable such connection of the electrical facilities in the Expansion Space to said existing branch bus riser, the specific locations of which shall be subject to Landlord’s reasonable approval.

(b)    Tenant has represented to Landlord that it shall require approximately 400 tons of standard chilled water in the aggregate for air conditioning, heating and ventilation of the Manufacturing Space and the Expansion Space. Currently, Landlord is capable of only providing approximately 87.86 tons of the Building’s current chilled water capacity (the “Current Capacity”) to the Manufacturing Space in the Original Leased Premises. Tenant shall be solely responsible for adding chilled water capability above the Current Capacity being provided by Landlord, and Tenant shall have the right to install, at Tenant’s sole cost, an additional chiller (or chillers, if more than one chiller is approved by Landlord) with a capacity of up to 350 tons in total and related pumps, piping and equipment (collectively the “Additional Chiller and Equipment”) to service the Manufacturing Space in the Original Lease Premises and the Expansion Space. Landlord and Tenant agree to use good faith efforts to determine a mutually agreeable location for the Additional Chiller and Equipment and Landlord shall use its best efforts to locate the Additional Chiller and Equipment in the vicinity of the Building’s existing water chillers; provided, however, Landlord shall ultimately have the right to designate the location of the Additional Chiller and Equipment in Landlord’s sole but reasonable discretion. Tenant shall be required to integrate the Additional Chiller and Equipment, at Tenant’s expense, into the Building’s existing chilled water system in a manner and using systems, equipment, manufacturers, and other specifications determined and designated by Landlord in its sole but reasonable discretion. Landlord agrees to deliver the Current Capacity chilled water generated by the Additional Chiller and Equipment to the Manufacturing Space of the Original Lease Premises only. Tenant agrees that Landlord shall only be obligated to deliver the Current Capacity and the chilled water actually generated by the Additional Chiller and Equipment as designed and installed by Tenant, and Landlord shall not be liable for any shortage of chilled water generated by the Additional Chiller and Equipment unless such shortage is a result of Landlord’s failure to maintain and repair the Additional Chiller and Equipment as required hereunder (and in the event Landlord is liable, then Tenant’s remedies therefor shall be governed by Section 7(C) of the Original Lease). Tenant shall be solely responsible for all costs related to routing the chilled water to the Expansion Space. Tenant, at Tenant’s expense, shall be allowed to tap existing chilled water horizontal feeds at the northeast limits of the fifth (5th) floor of the Building for the chilled water needs of the Manufacturing Space and the Expansion Space. Upon such installation and integration, the Additional Chiller and Equipment shall be owned and maintained by Landlord and the repair and maintenance costs thereof shall be paid by Tenant as Additional Rent; provided, however, in no event shall Landlord be responsible for replacing the Additional Chiller and Equipment, including, without limitation, replacement due to the Additional Chiller and Equipment being at the end of its useful life, unless such replacement is necessitated by Landlord’s failure to repair and maintain the Additional Chiller and Equipment as required hereunder. All work related to the Additional Chiller and Equipment shall be performed by DPR Construction and/or its subcontractors.
(c)    Landlord acknowledges and agrees that during the Term (including any extension thereof), Tenant shall be entitled to capitalize the cost of the Additional Chiller and Equipment and the Main Switchboard Additions and shall be entitled to amortize or depreciate the cost of any Additional Chiller and Equipment and the Main Switchboard Additions in accordance with generally accepted accounting standards.
(d)    Tenant shall submit detailed plans, drawings, and specifications relating to the Main Switchboard Additions and the Additional Chiller and Equipment to Landlord for Landlord’s written approval prior to commencing any such work. Tenant acknowledges and agrees that the Main Switchboard Additions and the Additional Chiller and Equipment are significant upgrades that affect Building systems and could impact other tenants in the Building. Therefore, Landlord shall have the right to withhold its approval to any proposed plans, drawings or specifications, or any portion thereof, relating to the Main Switchboard Additions and Additional Chiller and Equipment in Landlord’s sole but reasonable discretion. Landlord shall use commercially reasonable efforts to review Tenant’s proposed plans and approve the plans or provide written comments within fifteen (15) days. Landlord also reserves the right to require Tenant to provide more specific information and/or details regarding Tenant’s proposed plans. Tenant shall have the right to commence work in connection with the Main Switchboard Additions and the Additional Chiller and Equipment only after receiving Landlord’s written approval to the respective plans relating thereto. The Main Switchboard Additions and the Additional Chiller and Equipment work shall (i) utilize Landlord’s Building-standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Expansion Space and the Original Leased Premises, (iii) comply with all applicable laws, rules, regulations, codes and ordinances, and (iv) shall, except as otherwise expressly provided in this Section 12, be subject to the terms and conditions set forth in Section 10 of the Lease. Tenant’s contract with the contractor performing the Additional Chiller Equipment and Main Switchboard Additions work shall name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant’s contractor with respect to the work performed thereunder and the obligation of the Tenant’s contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such contract. Tenant shall reimburse Landlord, within twenty (20) days after the date Landlord invoices Tenant therefor, for all reasonable, out-of-pocket costs of Landlord, including, without limitation, fees paid to third party consultants, relating to the monitoring, review and approval of the Main Switchboard Additions and the Additional Chiller and Equipment.
(e)    Landlord has not made, and disclaims, any representations to Tenant regarding the feasibility of the installation of the Main Switchboard Additions or the Additional Chiller and Equipment. Subject to Landlord’s obligation to maintain the Additional Chiller and Equipment as set forth in Section 12(b) above, Landlord shall not be responsible for any failure, interruption, or diminution of the upgraded electrical and chilled water service provided by the Main Switchboard Additions or the Additional Chiller and Equipment. In addition, Tenant agrees that Landlord is making a substantial accommodation to Tenant by permitting upgrades that could affect existing Building systems. Accordingly, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, all of their respective officers, employees, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) Tenant’s construction, installation, or replacement of the Main Switchboard Additions and the Additional Chiller and Equipment; EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE. This Section 12(e) shall survive the expiration or earlier termination of the Lease.
13.    Security Deposit. Tenant has heretofore delivered to Landlord the sum of $76,460.98 (the “Existing Security Deposit”), and Tenant shall, concurrently with the execution of this First Amendment, deliver to Landlord an additional amount of $7,016.54 (the “Additional Security Deposit”), which Additional Security Deposit shall be added to the Existing Security Deposit for a total of $83,477.52, in the aggregate, which amount shall be held as and in accordance with the terms applicable to the “Security Deposit” under Section 4 of the Lease.
14.    Parking. Tenant shall continue to have its parking rights as set forth in the Lease in accordance with the terms and provisions applicable thereto, including, without limitation, Exhibit C of the Lease; provided, however, from and after the Expansion Date, subject to availability and upon thirty (30) days’ prior written notice to Landlord, Tenant shall have the right to lease an additional eight (8) unreserved parking spaces, of which one (1) may be converted to a reserved parking space, at the applicable rates set forth in Exhibit C of the Lease.
15.    Balance Owed to Landlord. Tenant shall, within ten (10) days following the Effective Date, pay to DPR Construction all amounts owed under that certain construction contract (including any change orders thereto) dated November 16, 2015 for work which includes moving the construction management office to the fourth (4th) floor. Tenant also acknowledges and agrees that the five percent (5%) construction management fee payable under Exhibit G to that certain Lease Agreement by and between Landlord and Tenant dated June 1, 2012, shall be paid to Landlord (or Landlord’s designated payee) within ten (10) days after the date Landlord invoices Tenant therefor.
16.    Brokers. Landlord and Tenant each warrants and represents to the other that each has had no dealings with any broker or agent in connection with the negotiation or execution of this First Amendment, and Landlord and Tenant agree to indemnify and hold the other harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, claiming by, through, or under such indemnifying party with respect to this First Amendment.
17.    Miscellaneous.

(a)    Amendment to Lease. The parties acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this First Amendment, and there are no other agreements of any kind currently in force and effect between the parties.
(b)    Counterparts. For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this First Amendment shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this First Amendment.
(c)    Entire Agreement. The Lease, as amended by this First Amendment, sets forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease and this First Amendment.
(d)    Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease remain unchanged and continue to be in full force and effect.
(e)    Conflicts. The terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.
(f)    Authority of Tenant. Tenant warrants and represents unto Landlord that (i) Tenant has full right and authority to execute, deliver and perform this First Amendment; and (ii) the person executing this First Amendment was authorized to do so.
(g)    Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.
(h)    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(i)    Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, with venue in connection with any legal action thereunder being in Harris County, Texas.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO FIRST AMENDMENT TO LEASE AGREEMENT
BY AND BETWEEN LIFE SCIENCE PLAZA INVESTMENT GROUP, LP, AS LANDLORD,
AND BELLICUM PHARMACEUTICALS, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed as of the Effective Date set forth herein.

LANDLORD:

LIFE SCIENCE PLAZA INVESTMENT GROUP, LP,
a Delaware limited partnership,

By:    Life Science Plaza GP, Inc.,
a Delaware corporation,
its general partner

By:    /s/ Samuel De Poy
Samuel DePoy,
            Secretary

Date:     July 11, 2016

TENANT:

BELLICUM PHARMACEUTICALS, INC.,
a Delaware corporation

By:    /s/ Thomas J. Farrell
Name:    Thomas J. Farrell
Title:    President & CEO

Date:    11th July, 2016

[End of signatures]

EXHIBIT A
EXPANSION SPACE:
(a) Expansion Manufacturing Space

MDA T 15.47
FC T 63.56
FC T 23.10
MDA T 23.10
MDA T 79.19
V 42.20
FC 561.68
LC 121.42
LC 456.07
LC 22.29
FC 60.92
FC 60.89
MDA T 2142.04
Select T 398.93
BELLICUM
3080 USEABLE SF
BC 625.08
Building Mgmt
BC 3534.67

(b) Expansion Interior Mechanical Space

MDA T 480.00
BELLICUM STORAGE
250 USEABLE SF
MDA T 1197.67
BUILDING
STORAGE
106
(BELOW RAMP)
BC 2198.08
BUILDING
STORAGE
106A
(BELOW RAMP)
BC 1048.19

EXHIBIT B
WORK LETTER

1.    Work by Tenant. Tenant shall cause to be constructed and/or installed, at Tenant’s sole cost and expense, in the Expansion Space the permanent leasehold improvements and tenant finish desired by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed (the “Tenant Improvements”). The leasehold construction shall be performed pursuant to a cost-plus contract, subject to Landlord’s reasonable approval, entered into by Tenant with DPR Construction as the general contractor. Landlord and Tenant acknowledge and agree that Landlord has no obligation to construct any improvements in the Expansion Space, provide any allowance in connection with the Tenant Improvements, or prepare the Expansion Space for Tenant’s use or occupancy in any way, it being understood Tenant shall be solely responsible for performing and paying for all such improvements and work
2.    Planning and Construction.
(a)    Landlord and Tenant shall cooperate in good faith in the planning and construction of the Tenant Improvements. Tenant shall engage Landlord’s mechanical/electrical/plumbing and/or structural engineering consultants as Tenant’s consultants, and Tenant shall reimburse Landlord for its reasonable, out-of-pocket third-party fee charges for review of Tenant’s plans and documents by the consultants so engaged.
Tenant, at its sole cost and expense, shall cause its architect and engineers (for purposes of this Exhibit B, the “Design Professionals”) to prepare a set of space plans (for purposes of this Exhibit B, the “Proposed Space Plans”) for the Tenant Improvements and submit the same to Landlord for its review and approval within fourteen (14) days following the Effective Date. Within ten (10) business days after delivery of the Proposed Space Plans to Landlord, Landlord shall either approve the Proposed Space Plans or notify Tenant of the item(s) of the Proposed Space Plans that Landlord disapproves and the reason(s) therefor; provided, however, Landlord shall not unreasonably withhold or delay its approval of the Proposed Space Plans so long as Tenant shall not make (i) any structural alterations, improvements or additions to the Expansion Space, or (ii) any alterations, improvements or additions to the Expansion Space which, (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Expansion Space, or (d) which will result in the penetration or puncturing of the roof or floor (and consent or approval for items in romanette (i) and (ii) above shall be in the Landlord’s sole and absolute discretion). If Landlord disapproves the Proposed Space Plans, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval within seven (7) business days (for purposes of this Exhibit B, the “Revised Space Plans”). Within seven (7) business days after delivery of the Revised Space Plans to Landlord, Landlord shall either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Space Plans, Tenant shall cause the Design Professionals to further revise and resubmit same to

Landlord for approval within seven (7) business days, which process shall continue until the plans are approved. Landlord shall have seven (7) business days after delivery of each set of Revised Space Plans to either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plats which Landlord disapproves and the reason(s) therefor. The Proposed Space Plans or Revised Space Plans, as approved by Landlord, are hereinafter referred to in this Exhibit B as the “Space Plans”.
(b)    Upon Landlord’s approval of the Space Plans, Tenant, at Tenant’s sole cost and expense, shall cause the Design Professionals to prepare construction drawings (in accordance with the Space Plans) and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (for purposes of this Exhibit B, the “Proposed Construction Drawings”) for the Tenant Improvements and shall deliver the Proposed Construction Drawings to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed unless the Proposed Construction Drawings affect (i) any structural alterations, improvements or additions to the Expansion Space, or (ii) any alterations, improvements or additions to the Expansion Space which (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Expansion Space, or (d) which will result in the penetration or puncturing of the roof or floor). Within ten (10) business days after delivery of the Proposed Construction Drawings to Landlord, Landlord shall either approve the Proposed Construction Drawings or notify Tenant of the item(s) of the Proposed Construction Drawings that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Construction Drawings, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval within seven (7) business days (for purposes of this Exhibit B, the “Revised Construction Drawings”). Within seven (7) business days after delivery of the Revised Construction Drawings to Landlord, Landlord shall either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Construction Drawings, Tenant shall cause the Design Professionals to further revise and resubmit the same to Landlord for approval within seven (7) business days, which process shall continue until the plans are approved. Landlord shall have seven (7) business days after delivery of each set of Revised Construction Drawings to either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. The Proposed Construction Drawings or Revised Construction Drawings, as approved by Landlord, are hereinafter referred to in this Exhibit B as the “Construction Drawings”.
3.    Quality of Work. Tenant shall supervise the construction of the Tenant Improvements in conformance with the Construction Drawings and shall use its diligent good faith, efforts to cause the same to be constructed and installed in a good and workmanlike manner in accordance with good industry practice.
4.    Intentionally Deleted.

5.    Intentionally Deleted.
6.    Disclaimer of Warranty. TENANT ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE TENANT IMPROVEMENTS WILL BE PERFORMED BY AN UNAFFILIATED CONTRACTOR OR CONTRACTORS AND THAT ACCORDINGLY LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION THEREOF OR AS TO THE CONDITION OF THE EXPANSION SPACE, EITHER EXPRESS OF IMPLIED, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE EXPANSION SPACE IS OR WILL BE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. AS SET FORTH IN SECTION 27 OF THE LEASE, TENANT’S OBLIGATION TO PAY BASE AND ADDITIONAL RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE EXPANSION SPACE OR THE BUILDING OR PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENT WITHOUT ABATEMENT, SETOFF, OR DEDUCTION. ANY APPROVAL GIVEN BY LANDLORD WITH RESPECT TO TENANT’S CONSTRUCTION OR THE SPACE PLANS OR CONSTRUCTION DRAWINGS THEREFOR, AND/OR ANY MONITORING OF TENANT’S WORK BY LANDLORD, SHALL NOT MAKE LANDLORD LIABLE OR RESPONSIBLE IN ANY WAY FOR THE CONDITION, QUALITY OR FUNCTION OF SUCH MATTERS OR CONSTITUTE ANY UNDERTAKING, WARRANTY OR REPRESENTATION BY LANDLORD WITH RESPECT TO ANY OF SUCH MATTERS. NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE PROVIDED IN THE LEASE. However, Landlord agrees that in the event any defect in the construction of the Tenant Improvements are discovered, Tenant may seek to enforce any warranties of the contractor(s) and/or the manufacturer of any defective materials incorporated therein.
7.    Cost of Tenant Improvements. Notwithstanding anything to the contrary in this First Amendment or the Lease, Landlord has no obligation to pay for any portion of the Tenant Improvements or for the planning, design or review of the Tenant Improvements, and all such costs shall be solely borne by Tenant. Prior to the commencement of any construction of the Tenant Improvements or, as applicable, Tenant’s contractor performing any change order work, Tenant shall in escrow, pursuant to an escrow agreement in substantially the form attached hereto as Addendum 1 (the “Escrow Agreement”) signed by Tenant, Landlord and Escrow Agent (as defined in the Escrow Agreement), as security for payment, one hundred ten percent (110%) of the budget (as set forth in the construction contract between Tenant and its general contractor) for the total costs related to and for constructing the Tenant Improvements (or implement the change order, if applicable) (such estimated cost, the “Work Cost” and the amount held in escrow under the Escrow Agreement, the “Work Deposit”). No more frequently than once per month, Tenant shall invoice Landlord for the portion of the Work Cost expended by Tenant. Landlord shall submit a draw request to Escrow Agent to pay the invoiced amount from the Work Deposit held by Escrow Agent within ten (10) business days thereafter; provided, however, Landlord’s draw request to the Escrow Agent shall be made after each and all of the following conditions shall have been satisfied: (i) the Tenant Improvements (or applicable portion thereof) shall have been completed in accordance with the Construction Drawings; (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Tenant Improvements (or applicable portion thereof) have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Tenant Improvements (or applicable portion thereof); and (iv) Tenant shall not then be in default of any of the provisions of the Lease. Tenant shall authorize Landlord to draw on the Work Deposit for the invoiced amount (plus any costs incurred by Landlord as a result of the draw), provided that the remaining amount of the Work Deposit shall at all times be at least one hundred ten percent (110%) of the then-projected Work Cost not yet expended. If Tenant pays the invoiced amount without requesting Landlord to make a draw upon the Work Deposit, Landlord shall approve a reduction in the amount of the Work Deposit, to an amount equal to one hundred ten percent (110%) of the then-projected Work Cost not yet expended.
8.    Construction Management Fee. Tenant acknowledges and agrees to pay Landlord, or Landlord’s designated representative or entity, a construction management fee equal to two percent (2%) of the total costs and expenses of the Tenant Improvements, excluding “soft” costs incurred by Tenant, such as Tenant’s interior architect and third-party consultants retained directly by Tenant, as well as Landlord’s out-of-pocket costs to engage non-ordinary, third-party consultants for purposes of reviewing and monitoring Tenant’s obligations under this Exhibit B. Such construction management fee shall be paid for by Tenant and included in the Work Cost, and may be deducted from the escrow provided for in the preceding paragraph; provided, however, the construction management fee shall actually be paid to Landlord’s designated representative or entity.
9.    Builder's Risk Insurance. Landlord shall cause the general contractor to obtain and maintain Builder's Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value of, the Tenant Improvements, such policy naming Landlord and Tenant as additional insureds. The cost of such insurance shall be paid for by Tenant and included in the Work Cost.
10.    No Liens; Indemnification. Tenant shall have no authority to place any lien upon the Expansion Space, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or its contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Expansion Space, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof. With respect to the contract for labor or materials for construction of the Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Work Deposit, or the agreement of Landlord to make such Work Deposit available for payment of or reimbursement for the costs of construction of the Tenant Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Expansion Space and the Building, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Expansion Space. Any default by Tenant under this Exhibit B shall constitute a default by Tenant under the Lease for all purposes.
11.    General Requirements. All of Tenant’s construction with respect to the Expansion Space shall be performed in substantial compliance with this Exhibit B and the Construction Drawings therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Expansion Space. All trash and construction debris not located wholly within the Expansion Space must be removed each day from the Buildings and its appurtenant areas at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit B. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Expansion Space or the Building until such time as Landlord is satisfied that the applicable requirements will be observed. Tenant specifically agrees to carry, or cause the contractor to carry, during all such times as the Tenant’s work is being performed, insurance in compliance with Landlord’s then-current insurance standards.

EXHIBIT G
ORIGINAL LEASEHOLD IMPROVEMENTS
1.    Work by Tenant. Tenant shall cause to be constructed and/or installed in the Original Leased Premises the permanent leasehold improvements and tenant finish desired by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Original Leasehold Improvements”). The Original Leasehold Improvements shall be performed by DPR Construction (pursuant to a cost plus contract entered into by Tenant and DPR Construction which is reasonably approved by Landlord).
2.    Planning and Construction.
(a)    Landlord and Tenant shall cooperate in good faith in the planning and construction of the Original Leasehold Improvements. Tenant shall engage Landlord’s mechanical/electrical/plumbing and/or structural engineering consultants as Tenant’s consultants, and Tenant shall reimburse Landlord for its reasonable, out-of-pocket third-party fee charges for review of Tenant’s plans and documents by the consultants so engaged.
Tenant, at its sole cost and expense, shall cause its architect and engineers (for purposes of this Exhibit G, the “Design Professionals”) to prepare a set of space plans (for purposes of this Exhibit G, the “Proposed Space Plans”) for the Original Leasehold Improvements and submit the same to Landlord for its review and approval within fourteen (14) days following the Effective Date. Within ten (10) business days after delivery of the Proposed Space Plans to Landlord, Landlord shall either approve the Proposed Space Plans or notify Tenant of the item(s) of the Proposed Space Plans that Landlord disapproves and the reason(s) therefor; provided, however, Landlord shall not unreasonably withhold or delay its approval of the Proposed Space Plans so long as Tenant shall not make (i) any structural alterations, improvements or additions to the Original Leased Premises, or (ii) any alterations, improvements or additions to the Original Leased Premises which, (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Original Leased Premises, or (d) which will result in the penetration or puncturing of the roof or floor (and consent or approval for items in romanette (i) and (ii) above shall be in the Landlord’s sole and absolute discretion). If Landlord disapproves the Proposed Space Plans, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval within seven (7) business days (for purposes of this Exhibit G, the “Revised Space Plans”). Within seven (7) business days after delivery of the Revised Space Plans to Landlord, Landlord shall either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Space Plans, Tenant shall cause the Design Professionals to further revise and resubmit same to Landlord for approval within seven (7) business days, which process shall continue until the plans are approved. Landlord shall have seven (7) business days after delivery of each set of Revised Space Plans to either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plats which Landlord disapproves and the reason(s) therefor. The Proposed Space

Plans or Revised Space Plans, as approved by Landlord, are hereinafter referred to in this Exhibit G as the “Space Plans”.
(b)    Upon Landlord’s approval of the Space Plans, Tenant, at Tenant’s sole cost and expense, shall cause the Design Professionals to prepare construction drawings (in accordance with the Space Plans) and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (for purposes of this Exhibit G, the “Proposed Construction Drawings”) for the Original Leasehold Improvements and shall deliver the Proposed Construction Drawings to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed unless the Proposed Construction Drawings affect (i) any structural alterations, improvements or additions to the Expansion Space, or (ii) any alterations, improvements or additions to the Expansion Space which (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Expansion Space, or (d) which will result in the penetration or puncturing of the roof or floor). Within ten (10) business days after delivery of the Proposed Construction Drawings to Landlord, Landlord shall either approve the Proposed Construction Drawings or notify Tenant of the item(s) of the Proposed Construction Drawings that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Construction Drawings, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval within seven (7) business days (for purposes of this Exhibit G, the “Revised Construction Drawings”). Within seven (7) business days after delivery of the Revised Construction Drawings to Landlord, Landlord shall either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Construction Drawings, Tenant shall cause the Design Professionals to further revise and resubmit the same to Landlord for approval within seven (7) business days, which process shall continue until the plans are approved. Landlord shall have seven (7) business days after delivery of each set of Revised Construction Drawings to either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. The Proposed Construction Drawings or Revised Construction Drawings, as approved by Landlord, are hereinafter referred to in this Exhibit G as the “Construction Drawings”.
3.    Quality of Work. Tenant shall supervise the construction of the Original Leasehold Improvements in conformance with the Construction Drawings and shall use its diligent good faith, efforts to cause the same to be constructed and installed in a good and workmanlike manner in accordance with good industry practice.
4.    Intentionally Deleted.
5.    Intentionally Deleted.
6.    Disclaimer of Warranty. TENANT ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE ORIGINAL LEASEHOLD IMPROVEMENTS WILL BE PERFORMED BY AN UNAFFILIATED

CONTRACTOR OR CONTRACTORS AND THAT ACCORDINGLY LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION THEREOF OR AS TO THE CONDITION OF THE ORIGINAL LEASED PREMISES, EITHER EXPRESS OF IMPLIED, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE ORIGINAL LEASED PREMISES ARE OR WILL BE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. AS SET FORTH IN SECTION 27 OF THE LEASE AGREEMENT, TENANT’S OBLIGATION TO PAY BASE AND ADDITIONAL RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE ORIGINAL LEASED PREMISES OR THE BUILDING OR PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENT WITHOUT ABATEMENT, SETOFF, OR DEDUCTION. ANY APPROVAL GIVEN BY LANDLORD WITH RESPECT TO TENANT’S CONSTRUCTION OR THE SPACE PLANS OR CONSTRUCTION DRAWINGS THEREFOR, AND/OR ANY MONITORING OF TENANT’S WORK BY LANDLORD, SHALL NOT MAKE LANDLORD LIABLE OR RESPONSIBLE IN ANY WAY FOR THE CONDITION, QUALITY OR FUNCTION OF SUCH MATTERS OR CONSTITUTE ANY UNDERTAKING, WARRANTY OR REPRESENTATION BY LANDLORD WITH RESPECT TO ANY OF SUCH MATTERS. NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED, EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE AGREEMENT. However, Landlord agrees that in the event any defect in the construction of the Original Leasehold Improvements are discovered, Tenant may seek to enforce any warranties of the contractor(s) and/or the manufacturer of any defective materials incorporated therein.
7.    Cost of Original Leasehold Improvements. Landlord shall pay all costs and expenses of the Original Leasehold Improvements (including labor, materials, construction management, architectural and engineering costs) up to the aggregate amount of $45.00 per square foot of Net Rentable Area of the Manufacturing Space only (i.e., 25,304 sf) (for purposes of this Exhibit G, the “Improvement Allowance”). Landlord shall pay any invoices for consultants engaged directly by Tenant out of the Improvement Allowance within thirty (30) days after delivery. In the event that the cost and expense of constructing and installing any portion of the Original Leasehold Improvements (based on the budget set forth in the construction contract between Tenant and its general contractor) for the total costs related to or for constructing the Original Leasehold Improvements (or implement the change order, if applicable) exceed the Improvement Allowance (the “Excess Cost”), then prior to Landlord’s approving the construction contract with respect to the Original Leasehold Improvements or, as applicable, Landlord approving any change order work, Tenant shall deposit into escrow, pursuant to an escrow agreement in the form attached hereto as Addendum 1 (the “Escrow Agreement”) signed by Tenant, Landlord and Escrow Agent (as defined in the Escrow Agreement), as security for payment, one hundred ten percent (110%) of the amount of Landlord’s good faith, reasonable estimate of any Excess Costs (the “Deposit”), based on Tenant’s budget set forth in the construction contract between Tenant and its general contractor. No more frequently than once per month, Tenant shall invoice Landlord for the portion of the Excess Cost expended by Tenant. Landlord shall submit a draw request for the invoiced amount from the Deposit held by Escrow Agent within ten (10) business days thereafter; provided, however, Landlord’s draw request for payment from the Deposit shall be made after each and all of the following conditions shall have been satisfied: (i) the Original Leasehold Improvements (or applicable portion thereof) shall have been completed in accordance with the Construction Drawings; (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Original Leasehold Improvements (or applicable portion thereof) have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Original Leasehold Improvements (or applicable portion thereof); and (iv) Tenant shall not then be in default of any of the provisions of the Lease. Tenant shall authorize Landlord to draw on its Deposit for the invoiced amount (plus any costs incurred by Landlord as a result of the draw), provided that the remaining amount of the Deposit shall at all times be at least one hundred ten percent (110%) of the then-projected Excess Cost not yet expended. In addition, in connection with payment or reimbursement of any of the Excess Costs, Landlord shall be entitled to use Tenant’s funds from the Deposit prior to disbursing any portion of the Improvement Allowance. If Tenant pays the invoiced amount without requesting Landlord to make a draw upon the Deposit, Landlord shall approve a reduction in the amount of the Deposit, to an amount equal to one hundred ten percent (110%) of the then-projected Excess Cost not yet expended.
8.    Construction Management Fee. Tenant acknowledges and agrees to pay Landlord, or Landlord’s designated representative or entity, a construction management fee equal to two percent (2%) of the total costs and expenses of the Original Leasehold Improvements, excluding “soft” costs incurred by Tenant, such as Tenant’s interior architect and third-party consultants retained directly by Tenant, as well as Landlord’s out-of-pocket costs to engage non-ordinary, third-party consultants for purposes of reviewing and monitoring Tenant’s obligations under this Exhibit G. Such construction management fee may be paid for by Tenant out of the Improvement Allowance.
9.    Builder’s Risk Insurance. Tenant shall cause the general contractor to obtain and maintain Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value of, the Original Leasehold Improvements, such policy naming Landlord and Tenant as additional insureds. The cost of such insurance shall be paid for out of the Improvement Allowance. Tenant shall provide Landlord with certificates of insurance evidencing that Tenant and its contractor(s) are carrying the insurance required under this Exhibit G.
10.    No Liens; Indemnification. Tenant shall have no authority to place any lien upon the Original Leased Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or its contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Original Leased Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof. With respect to the contract for labor or materials for construction of the Original Leasehold Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Improvement Allowance, or the agreement of Landlord to make such Improvement Allowance available for payment of or reimbursement for the costs of construction of the Original Leasehold Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Original Leased Premises and the Building, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Original Leased Premises. Any default by Tenant under this Exhibit G shall constitute a default by Tenant under the Lease for all purposes.
11.    General Requirements. All of Tenant’s construction with respect to the Original Leased Premises shall be performed in substantial compliance with this Exhibit G and the Construction Drawings therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Original Leased Premises. All trash and construction debris not located wholly within the Original Leased Premises must be removed each day from the Buildings and its appurtenant areas at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit G. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Original Leased Premises or the Building until such time as Landlord is satisfied that the applicable requirements will be observed. Tenant specifically agrees to carry, or cause the contractor to carry, during all such times as the Tenant’s work is being performed, insurance in compliance with Landlord’s then-current insurance standards.

ADDENDUM 1
FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement ("Escrow Agreement") is entered into effective as of_______    _____, 2016 by and among Charter Title Company (the "Escrow Agent"), Life Science Plaza Investment Group, LP, a Delaware limited partnership (“Landlord”), and Bellicum Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A.    Landlord and Tenant are parties to that certain Lease Agreement dated June 1, 2012 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated September 13, 2013, as amended by that certain Second Amendment to Lease Agreement, as amended by that certain Third Amendment to Lease Agreement dated July 21, 2014, as amended by that certain Fourth Amendment to Lease Agreement dated November 12, 2014 (“Agreement”), and as amended by that certain Fifth Amendment to Lease Agreement dated September 24, 2015.

B. The Agreement provided for the expansion of Tenant’s then-existing premises and the construction of certain leasehold improvements to be made in the Additional Premises and Hold Premises (these terms and other capitalized terms not otherwise defined in this Escrow Agreement shall have the meaning set forth in the Agreement), at Tenant’s sole cost and expense.

C. Landlord has heretofore paid Tenant the Allowance required under Section 11 of the Agreement, and Tenant is responsible for the Excess Cost (as defined in Exhibit G of the Original Lease) of the leasehold improvements.

D.    In lieu of directly paying Landlord the entire estimated Excess Cost, Landlord and Tenant have agreed to have Tenant deposit and escrow with Escrow Agent One Million Five Hundred Fifty Seven Thousand One Hundred Sixty and 27/100 Dollars ($1,557,160.27) (“Escrow Amount”).

E. Tenant has heretofore separately and directly paid the contractor performing the leasehold improvements Two Hundred Seventy Three Thousand Nine Hundred Fourteen and No/100 Dollars ($273,914.00) (“Previous Payment”) toward the Excess Cost of the leasehold improvements.

F. The Escrow Amount is security for Tenant’s payment of the balance of the Excess Cost to construct the leasehold improvements to Landlord, and the Escrow Amount represents one hundred and ten percent (110%) of the estimated Excess Cost of the leasehold improvements, as reduced in consideration of Tenant’s Previous Payment to DPR Construction (“”DPR”), the contractor performing the leasehold improvements.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and Escrow Agent agree as follows:

1.
Acceptance of Appointment by Escrow Agent. The Escrow Agent hereby agrees to act as the escrow agent under this Escrow Agreement and acknowledges receipt of the Escrow Amount and agrees to hold and disburse the Escrow Amount pursuant to Section 7 of Exhibit G to the Original Lease.

2.	Compensation of Escrow Agent. The Escrow Agent acknowledges receipt of a fee from Tenant of $________ in consideration for its agreement to act as Escrow Agent under this Escrow Agreement.

3.
Investment of Escrow Amount.    The Escrow Agent shall deposit the Escrow Amount in a federally insured interest bearing account(s) (Escrow Account) reasonably acceptable to Landlord, Tenant, and Escrow Agent. All interest on the Escrow Amount shall be deposited in the Escrow Account and constitute a part of the Escrow Amount. The Escrow Amount (including any interest thereon) shall be owned by Tenant until disbursed in accordance with this Escrow Agreement.

4.
Term. The term of this Escrow Agreement shall commence on the date the Escrow Amount is received by Escrow Agent and shall continue in full force and effect until all of the Escrow Amounts have been fully disbursed as provided herein.

5.
Supplement of Escrow Amount. Landlord and Tenant agree and acknowledge that Section 7 of Exhibit G to the Original Lease obligates Tenant to deposit additional amounts with Landlord if the reasonable estimate of the Excess Cost at any given time is greater than originally anticipated (whether due to a change order or otherwise), and in the event the projected Excess Cost exceeds the Escrow Amount, then Tenant agrees to promptly deposit such additional amounts as required under Section 7 of Exhibit G to the Original Lease, and such additional amounts shall be deemed a part of the Escrow Amount.

6.
Disbursement of Escrow Amount. Escrow Agent shall make disbursements of the Escrow Amount pursuant to the Agreement, and shall pay Landlord (or DPR, upon Landlord’s request) from the Escrow Amount as and when the same would be required of Tenant under the Agreement, except as otherwise expressly set forth in this Escrow Agreement. Only Landlord shall be authorized to submit a draw request to Escrow Agent, a copy of which shall be delivered simultaneously by Landlord to Tenant. Landlord shall make draw requests only in accordance with the terms of the Agreement. A disbursement shall be made by Escrow Agent to Landlord (or DPR, upon Landlord’s request) within two (2) business days (such period, the “Objection Period”) after receipt of the applicable draw request; provided, however, that Tenant shall have the right to contest any such draw request by providing notice thereof to Landlord and Escrow Agent prior to the expiration of the Objection Period, in which event any amounts objected to shall be held by Escrow Agent. Landlord and Tenant shall then in good faith discuss Tenant’s objection, and attempt to reach a resolution within fourteen (14) days (“Negotiation Period”). If Landlord and Tenant reach a resolution within the Negotiation Period, then Landlord and Tenant shall jointly agree in writing upon the agreed disbursement amount and instruct Escrow Agent to immediately disburse the same; if, however, Landlord and Tenant are unable to resolve Tenant’s objection within the Negotiation Period, Landlord may make a second written request to Escrow Agent to release the amount objected to by Tenant and such amount shall be immediately disbursed to Landlord for payment to the applicable contractor, supplier, subcontractor, or materialman, notwithstanding Tenant’s continued objection. In the event Tenant separately pays Landlord for the Excess Cost, Landlord and Tenant shall jointly instruct the Escrow Agent to disburse the amount of such payment (or the entire Escrow Amount, if Tenant has paid the entire Excess Cost to Landlord) to Tenant within three (3) days; provided, however, Escrow Agent shall not reduce the Escrow Amount unless instructed in writing by both Landlord and Tenant.

7.
Final Draw Request. Landlord shall notify Tenant and Escrow Agent in writing of the occurrence of the Leasehold Improvements Completion Date (as defined in the Agreement) and shall promptly submit a draw request in accordance with Section 6 above for any outstanding invoices payable to the contractor (the “Final Draw Request”). In the event that any portion of the Escrow Amount remains unused following payment of the Final Draw Request by Escrow Agent to Landlord, such amounts shall be refunded to Tenant by Escrow Agent one hundred forty (140) days following the Final Draw Request, whereupon this Escrow Agreement shall terminate and be of no further force or effect, except for those provisions that expressly survive such termination.

8.
Reimbursement of Landlord’s Costs. Tenant acknowledges that Landlord has accommodated Tenant’s request to use Escrow Agent, and Tenant agrees to directly pay Landlord, within ten (10) days following receipt of an invoice from Landlord, for Landlord’s reasonable, out-of-pocket costs (including reasonable attorneys’ fees) related to establishing the Escrow Account and this Escrow Agreement.

9.	Rights, Privileges, Immunities and Liabilities of Escrow Agent. The following shall govern the rights, privileges, immunities and liabilities of the Escrow Agent:

a.The Escrow Agent is not a party to, and is not bound by, any agreements between Landlord and Tenant.
b.The Escrow Agent shall act as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the Agreement or Escrow Amount, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing the Agreement or depositing the Escrow Amount.
c.In the event the Escrow Agent becomes involved in litigation in connection with this Escrow Agreement or the Escrow Amount, Landlord and Tenant jointly and severally agree to indemnify and save the Escrow Agent harmless from all losses, costs, damages, expenses and attorneys' fees suffered or incurred by the Escrow Agent as a result thereof, except with respect to action or omissions taken or suffered by Escrow Agent in bad faith, and willful disregard of this Escrow Agreement or involving gross negligence, willful misconduct or fraud.
d.The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.
e.The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, provided that it acts in good faith and not in willful disregard of this Agreement or involving gross negligence, willful misconduct or fraud.
f.In the event of any disagreement resulting in adverse claims or demand being made in connection with the Escrow Amount, or in the event that the Escrow Agent, reasonably and in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all interested parties shall have been adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been so notified in a writing signed by all such parties. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have under applicable law or otherwise.
g.Upon delivery of the Escrow Amount pursuant to the terms of this Escrow Agreement, the Escrow Agent shall be discharged from any further obligation under this Agreement and this Agreement shall terminate and be of no further force and effect.

10.
Notices. Except as otherwise provided herein, all notices, demands, requests, and other communications required or permitted hereunder shall be given in writing and sent by (i) personal delivery, (ii) national courier service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the addressee at such party's address set forth herein, or to such other address as such party may specify by written notice, sent in accordance with this paragraph at least thirty (30) days prior to the date of the giving of such notice. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery, or in the case of mail, as of the date of deposit in an official depository of the United States mail, or in the case of delivery service, upon receipt. To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication sent.

11.	Binding Effect of Agreement and Assignment. This Escrow Agreement shall be binding on, inure to the benefit of and be enforceable by Landlord, Tenant, and Escrow Agent.

12.	No Third Party Beneficiary. This Escrow Agreement is for the sole benefit of the parties hereto and is not for the benefit of any third party.

13.
Choice of Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, and venue in any action arising under this Agreement shall be in a Court of competent jurisdiction in Harris County, Texas.

14.	Multiple Counterparts. This Escrow Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.	Amendment. This Escrow Agreement may be amended only by a written instrument executed by all three parties hereto.

16.
Time of Essence. Time is of the essence of this Escrow Agreement. However, if the final date of any period which is set out in any provision or if this Agreement falls on a Saturday, Sunday or legal holiday under the law of the United States or the State of Texas in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

17.
Invalid Provision. If any provision of this Agreement is held to be legal, invalid or unenforceable under present or future all laws, such provision shall be fully severable and this Escrow Agreement shall be construed and enforced as such illegal, invalid or unenforceable provision had never comprised a part of this Escrow Agreement. The remaining provisions of this Escrow Agreement shall remain in full force and effect and shall not be effected by such illegal, invalid, or unenforceable provisions or by its severance from this Agreement.

18.
Entire Agreement. This Escrow Agreement sets forth the entire agreement between Landlord, Tenant, and Escrow Agent relating to the matters recited herein, and may not be contradicted by evidence of prior, contemporaneous, or subject to oral agreements of the parties.

19.
Number and Gender. Whenever the context so requires, references herein to the singular number shall include the plural, and likewise the plural shall include the singular; words noting gender shall be construed to include the masculine, feminine and neuter, where appropriate. If any party to this Escrow Agreement consists of more than one person or entity, the obligations of each person or entity constituting a party hereunder shall be joint and several.

[Remainder of page intentionally blank; signature page immediately follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the dates set forth below, to be effective for all purposes however, as of the date first above written.

ESCROW AGENT:

CHARTER TITLE COMPANY,

By:
Name:
Title:

Date: _____________________, 2016

LANDLORD:

LIFE SCIENCE PLAZA INVESTMENT GROUP, LP,
a Delaware limited partnership,

By:    Life Science Plaza GP, Inc.,
a Delaware corporation,
its general partner

By:
Samuel DePoy,
            Secretary

Date:            , 2016

TENANT:

BELLICUM PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

Date:    _______________________, 2016